SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                              December 30, 2004
                              -----------------
                               Date of Report
                     (Date of earliest event reported)


                             A.C.T. HOLDINGS, INC.
                             ---------------------
           (Exact name of registrant as specified in its charter)



  Nevada                          0-50295                       87-0656515
  ------                          -------                       ----------
(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


                           9005 Cobble Canyon Lane
                              Sandy, Utah 84093
                              -----------------
                   (Address of Principal Executive Offices)

                               (801) 942-0555
                               --------------
                       (Registrant's Telephone Number)

                           Two Moons Kachinas Corp.
                           ------------------------
        (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01   Entry into a Material Definitive Agreement.
            -------------------------------------------

          On January 3, 2005, A.C.T. Holdings, Inc. (the "Company", or
"we", "our", "us" or words of similar import) entered into an Agreement and Plan of Merger(the "Merger Agreement") with A.C.T. Acquisition Corp., Inc., a Delaware corporation that is the Company's wholly-owned subsidiary("A.C.T. Acquisition"), and Advanced Cell Technology, Inc., a Delaware corporation ("Advanced Cell"), by which A.C.T. Acquisition is to merge into Advanced Cell. Under the terms of the Merger Agreement, the Company is to issue up to 17,736,175 shares of its common stock, assuming the prior sale of all 4,705,883 units currently being privately offered by Advanced Cell to "accredited investors" only for aggregate gross proceeds of $8,000,000. These units consist of two shares of Series A 6% Convertible Preferred Stock that are convertible into one share each of Advanced Cell common stock, automatically, on closing of the Merger Agreement; and one warrant to acquire one share of common stock of Advanced Cell at a per share price of $1.27 per share. These shares will be issued to the stockholders of Advanced Cell on a pro rata basis. Outstanding options and warrants of Advanced Cell will be exchanged for like options and warrants to acquire common stock of the Company under the Merger Agreement; and the Company is also required to adopt the Stock Option Plan of Advanced Cell and all underlying authorized or issued options thereunder.

          In addition to standard requirements related to requisite approvals or consents and customary matters in similar transactions, representations about the truth and accuracy of the parties respective representations and warranties at closing and the lack of any adverse material changes since the execution and delivery of the Merger Agreement, the closing of the Merger Agreement is subject to the satisfaction of the following conditions precedent:

               * Advanced Cell shall have received not less than $3,000,000 gross proceeds from the sale of its units that are described above;

               * Certain principal stockholders of the Company owning
                 approximately 90% of the pre-Merger Agreement outstanding shares of common stock shall have executed and delivered Lock-Up/Leak-Out Agreements pursuant to which, for the 12 month period from the closing of the Merger Agreement, each such stockholder shall be required to make resales in compliance with the "brokers' transactions" and "manner of sale" provisions of Rule 144 of the Securities and Exchange Commission, and, at a minimum, no such stockholder may sell more than 1/12th of such holders holdings in any monthly period of such 12 month period, on a non-cumulative basis; and

               * Concurrent with the closing, the sole director and executive officer of the Company shall resign and appoint, in seriatim, the directors and executive officers of Advanced Cell, to hold the same positions that such persons held with Advanced Cell.

          In anticipation of the signing of the Merger Agreement, on December 30, 2004, we filed with the Nevada Secretary of State a Certificate of Amendment changing our name from "Two Moons Kachinas Corp." to "A.C.T. Holdings, Inc." This action was taken pursuant to Article X of our Articles of Incorporation, as amended, which permits our Board of Directors to change the Company's name without stockholder approval. See the Name Change Press Release attached hereto and incorporated herein by reference as Exhibit 99.1. See Item 9.01.

          As of the date of the Agreement and currently, there were no material relationships between us or any of our affiliates and Advanced Cell, other than in respect of the Agreement.

          For a copy of the Press Release respecting the Merger Agreement, see the Merger Agreement Press Release that is attached hereto and incorporated herein by reference as Exhibit 99.2. See Item 9.01.

Item 5.01   Changes in Control of Registrant.
            ---------------------------------

          See Item 1.01 above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
------------

          See Item 1.01 above. Also see the Company's Certificate of Amendment to its Articles of Incorporation that is attached hereto and incorporated herein by reference as Exhibit 3.1. See Item 9.01.

Item 7.01   Regulation F D Disclosure.
            --------------------------

          See the Name Change Press Release and the Merger Agreement Press Release attached hereto and incorporated herein by reference, respectively, as Exhibits 99.1 and 99.2. See Item 9.01.

Item 9.01   Financial Statements and Exhibits.
            ----------------------------------

         (c) Exhibits.

Description of Exhibit                          Exhibit Number
----------------------                          --------------

Certificate of Amendment to Articles of
Incorporation                                         3.1

Agreement and Plan of Merger                         10.1

Name Change Press Release dated January 3, 2005      99.1

Merger Agreement Press Release dated January 3, 2005 99.2

                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   A.C.T. HOLDINGS, INC.

Dated: 01/03/05                                   /s/ David C. Merrell
       --------                                    --------------------------
                                                   David C. Merrell
                                                   President and Director